                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      UNITED STATIONERS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (4) Date Filed:
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

UNITED STATIONERS INC.                                                                [LOGO]
2200 East Golf Road
Des Plaines, Illinois 60016-1267

----------------------------

Dear Stockholder:

On behalf of United Stationers Inc., I cordially invite you to attend the Annual Meeting of Stockholders on Wednesday, May 10, 2000, at 2:00 p.m. Central Time, at the Company's offices located at 2200 East Golf Road, Des Plaines, Illinois.

The record date for determining Stockholders who are eligible to vote at the Annual Meeting of Stockholders has been established by the Board of Directors as of the close of business on March 16, 2000. The matters to be considered by Stockholders at the Annual Meeting are: to elect three directors to serve for a three-year term expiring in 2003, to approve the 2000 Management Equity Plan, to approve the Management Incentive Plan and to transact such other business as may properly come before the meeting. The Board of Directors of the Company has determined that the approval of these matters is in the best interests of the Company and its Stockholders, and has unanimously recommended a vote "FOR" the election of directors; "FOR" the approval of the 2000 Management Equity Plan; and "FOR" the approval of the Management Incentive Plan.

Please read these materials so that you will know what matters we plan to vote on at the meeting. During the meeting, we will also report on the current activities of the Company, and you will have an opportunity to ask questions.

Because the vote of each Stockholder is important, please sign and return the enclosed proxy card in the envelope provided. This way, your shares will be voted even if you can't attend the meeting. This will not, of course, limit your right to attend the meeting or prevent you from voting in person at the meeting if you wish to do so.

Your directors and management look forward to personally meeting those of you who are able to attend. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                          Sincerely yours,

                                          [SIGNATURE]

                                          FREDERICK B. HEGI, JR.
                                          CHAIRMAN OF THE BOARD

Des Plaines, Illinois
March 31, 2000

UNITED STATIONERS INC.                                                                [LOGO]
2200 EAST GOLF ROAD
DES PLAINES, ILLINOIS 60016-1267

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

MAY 10, 2000

----------------------------

The Annual Meeting of Stockholders of United Stationers Inc. will be held on Wednesday, May 10, 2000 at 2:00 p.m. Central Time, at the Company's offices located at 2200 East Golf Road, Des Plaines, Illinois. The purpose of the meeting is:

1.  to elect three directors to serve for a three-year term expiring in 2003;

2.  to approve the 2000 Management Equity Plan (see Appendix A);

3.  to approve the Management Incentive Plan (see Appendix B); and

4.  to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 16, 2000 are entitled to vote at the meeting.

A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999 is enclosed.

WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]

                                          Susan Maloney Meyer

                                          SECRETARY

March 31, 2000

UNITED STATIONERS INC.
2200 East Golf Road
Des Plaines, Illinois 60016-1267

------------------------

PROXY STATEMENT

MARCH 31, 2000

------------------------

GENERAL INFORMATION

This Proxy Statement has been prepared on behalf of the Board of Directors of United Stationers Inc. (the "Company"), and is being furnished to Stockholders in connection with the Annual Meeting of Stockholders of United Stationers Inc. (the "Annual Meeting").

This Proxy Statement and the enclosed proxy are first being sent to Stockholders on or about March 31, 2000.

The matters that are being submitted for approval are to be acted upon at the Annual Meeting of Stockholders of United Stationers Inc. The record date for determining Stockholders who are eligible to vote at the Annual Meeting of Stockholders has been established by the Board of Directors as March 16, 2000 (the "Record Date"). The holders of the Company's Common Stock at the close of business on the Record Date are entitled to vote on these matters. Each outstanding share of Common Stock is entitled to one vote.

The Company's principal executive offices are located at 2200 East Golf Road, Des Plaines, Illinois 60016-1267.

WHO CAN VOTE

Holders of record of Common Stock at the close of business on March 16, 2000 may vote at the meeting.

On March 16, 2000, there were 34,033,650 shares of the Company's Common Stock issued and outstanding. A majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to constitute a quorum at the Annual Meeting.

HOW YOU CAN VOTE

If you sign your proxy and return it to the Company in time for the Annual Meeting, your shares will be voted as you direct. You can specify on your proxy whether your shares should be voted to approve, disapprove or abstain from voting.

If you return your signed proxy to the Company but do not specify on your proxy card how you want to vote your shares, they will be voted "FOR" the election of all three nominees for directors as set forth under "Election of Directors"; "FOR" the approval of the 2000 Management Equity Plan; and "FOR" the approval of the Management Incentive Plan.

REVOCATION OF PROXIES

If you vote by proxy, you may revoke it in three ways at any time before it is exercised:

    (1) by submitting written notice of revocation to the Secretary of the Company;

    (2) by submitting another proxy that is properly signed and later dated; or

    (3) by attending the meeting and voting in person.

REQUIRED VOTES

The Company's Bylaws provide that the holders of a majority of the stock issued and outstanding and present in person or represented by proxy, shall constitute a quorum at all stockholders' meetings. When a quorum is present, the vote of the holders of a majority of the Common Stock present in person or represented by proxy decides any question brought before the meeting.

Under Delaware law, broker non-votes (as explained below) will have no effect on the outcome of the election of directors. In general, a broker who holds securities in street name has limited authority to vote on matters submitted at a stockholders' meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the "NASD") to vote on specific matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a "non-vote" on particular matters. For purposes of Delaware law, a broker non-vote is counted as present for quorum purposes, but is generally excluded entirely from determining whether a particular matter has been approved. Typically, however, brokers are permitted by the NASD to vote for the election of directors without instructions from the beneficial owner.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

We do not know of any other matters to be presented or acted on at the meeting. If any matter is presented at the meeting on which a vote may properly be taken, the shares represented by the proxies will be voted in accordance with the judgment of the persons voting those shares.

EXPENSES OF SOLICITATION

The costs of soliciting the enclosed proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile transmission or other means of electronic communications by directors, officers and employees of the Company. The Company does not expect to pay any fees for this solicitation, but will reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxy materials to their principals.

Attached to this Proxy Statement, as Appendix A and Appendix B, are the texts of the 2000 Management Equity Plan and the Management Incentive Plan, respectively, being submitted for Stockholder approval. The Plans are described under the caption "THE PROPOSALS".

VOTING SECURITIES AND PRINCIPAL HOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS (1):

The following table sets forth information as of March 16, 2000 with respect to the beneficial ownership of Common Stock by each person who is known by the Company to own beneficially more than five percent of the Common Stock.

                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP       PERCENT
------------------------------------                          --------------------       --------
Private Capital Management, Inc. (2)........................       2,368,930                7.0%
  3003 Tamiami Trail North
  Naples, Florida 34103
SAFECO Asset Management Company/SAFECO Corporation (3)......       2,329,000               6.81%
  SAFECO Plaza
  Seattle, Washington 98185
Neuberger Berman, LLC/Neuberger Berman Management Company                                      %
  (4).......................................................       1,747,586               5.14
  605 Third Avenue, 41st Floor
  New York, New York 10158
T. Rowe Price Associates, Inc. (5)..........................       1,731,100                5.0%
  100 East Pratt Street
  Baltimore, Maryland 21202

------------------------

(1) To the knowledge of the Company, no other person was the beneficial owner of 5% or more of the outstanding shares of Common Stock.

(2) Private Capital Management, Inc.'s ("PCM") shares are owned by its clients individually. PCM shares dispositive power and has no voting power for the shares listed above.

(3) Includes shares for which SAFECO Corporation and SAFECO Asset Management Company may be deemed to be the indirect beneficial owners based upon their respective ownership or control of one or more investment companies which directly own such shares and for which SAFECO Asset Management serves as adviser and shares directly owned by an employee savings plan, of which SAFECO Corporation is the plan sponsor. SAFECO Corporation is treated as having or is deemed to have shared voting power and shared dispositive power for the shares listed above, by virtue of its ownership and control of SAFECO Asset Management.

(4) Neuberger Berman, LLC ("Neuberger") is a registered investment adviser. In its capacity as investment adviser, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. As a result, Neuberger may be deemed to have beneficial ownership of such shares. Neuberger does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. Neuberger Berman Inc. is the parent holding company and owns 100% of Neuberger Berman, LLC and Neuberger Berman Management, Inc. As of March 16, 2000, of the shares set forth above, Neuberger had shared dispositive power with respect to 1,747,586 shares, sole voting power with respect to 762,186 shares and shared voting power on 985,400 shares. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger

    Berman Funds are deemed to be beneficial owners for purpose of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities. Neuberger is the sub-adviser to the above referenced Funds. It should be further noted that the above mentioned shares are also included with the shared power to dispose calculation.

(5) These shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with sole power to direct investments. As to 128,000 shares, Price Associates has sole voting power. It has no voting power over the remaining shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows how much Common Stock is beneficially owned by each director and each of the executive officers named in the Summary Compensation Table and all of the Company's directors and executive officers as a group as of March 16, 2000. The Company believes that, unless otherwise noted, each person shown in the following table has sole voting and sole investment power with respect to the shares indicated.

                                                                                        PERCENT OF
                                                      COMMON STOCK      EXERCISABLE    COMMON STOCK
NAME                                               BENEFICIALLY OWNED   OPTIONS (1)   OUTSTANDING (2)
----                                               ------------------   -----------   ---------------
Daniel J. Good...................................       152,360(3)         12,000             *
Ilene S. Gordon..................................            --                --            --
Roy W. Haley.....................................            --            12,000             *
Frederick B. Hegi, Jr............................       532,827(4)         12,000           1.6%
Max D. Hopper....................................         1,763(5)          6,000             *
James A. Johnson.................................        56,432(6)         12,000             *
Randall W. Larrimore.............................        10,000           248,000             *
Benson P. Shapiro................................         2,784(7)         12,000             *
Steven R. Schwarz................................        11,368(8)         20,000             *
Daniel H. Bushell (9)............................            --           190,000             *
Ergin Uskup......................................        10,909(10)         7,600             *
Tom Helton.......................................            --            27,200             *
All Officers and Directors as a Group
  (14 persons)...................................       795,438(11)       381,800           3.4%

------------------------

*   Represents less than 1%

(1) Options exercisable within 60 days of the date of this Proxy Statement.

(2) Including the beneficial ownership of each stockholder, (in accordance with the Securities and Exchange Commission's definition of "beneficial ownership") and any securities convertible into Common Stock within 60 days of the date of this Proxy.

(3) Does not include 110,798 shares owned by Good Capital & Co., Inc. ("Good Capital"). Mr. Good is Chairman and a controlling stockholder of Good Capital and, accordingly, may be deemed to beneficially own the shares held of record by Good Capital.

(4) Includes (i) 318,358 shares held of record by Mr. Hegi, (ii) 42,312 shares held of record by a family company of which he is managing partner,
    (iii) 169,311 shares held in trust for his benefit and for which he serves as trustee, (iv) 2,846 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Deferred Stock Compensation Plan. Does not include (i) 20,818 shares held by Wingate Management Corporation and (ii) 23,555 shares held by Wingate Management Limited, L.L.C. Mr. Hegi is President of Wingate Management Corporation and a manager of Wingate Management Limited, L.L.C. and accordingly, may be deemed to beneficially own the shares owned of record by these entities.

(5) Consists of 1,763 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Stock Deferred Stock Compensation Plan.

(6) Includes (i) 43,664 shares held in a self-directed individual retirement account for the benefit of Mr. Johnson and (ii) 2,778 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Deferred Stock Compensation Plan. Does not include 23,555 shares held by Wingate Management Limited, L.L.C. Mr. Johnson is a Manager of Wingate Management, L.L.C., and accordingly, may be deemed to beneficially own the shares owned of record by these entities.

(7) Includes 2,784 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Deferred Stock Compensation Plan.

(8) Includes (i) 11,268 shares owned of record by Mr. Schwarz and (ii) 100 shares held in an individual retirement account for the benefit of Mr. Schwarz's wife.

(9) Mr. Bushell resigned as an officer of the Company on March 4, 2000 and, therefore, is listed in the Security Ownership Table but not in the entry "Officers as a Group" as of March 16, 2000.

(10) Includes 252 shares held in a trust for which Mr. Uskup serves as trustee.

(11) Includes 10,172 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Deferred Stock Compensation Plan.

                             ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members, divided into three classes. Each class is elected for a three-year term. The terms of the three Class II Directors will expire in 2000 and each Class II Director is a nominee for election at this Annual Meeting. If elected, the terms of the following Class II Directors will expire in 2003.

We will vote your shares as you designate on your proxy form. If you sign, date and return the proxy form but don't indicate how you want your shares voted, WE WILL VOTE THEM FOR THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW. The nominees have indicated that they are willing and able to serve. If any nominee becomes unavailable for election for any reason, the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors.

The nominees are as follows:

FREDERICK B. HEGI, JR. (56)

Mr. Hegi was elected to the Board of Directors of the Company in 1995 and served as Chairman, interim President and Chief Executive Officer until Randall Larrimore became President and Chief Executive Officer in May 1997. Mr. Hegi is founding partner of Wingate Partners, including the indirect general partner of each of Wingate Partners L.P. and Wingate Partners II, L.P.. Since May 1982,
Mr. Hegi has served as President of Valley View Capital Corporation, a private investment firm. Mr. Hegi also currently serves as Chairman of the Board of Loomis, Fargo & Co., an armored car service company; Chairman of Tahoka First Bancorp, Inc., a bank holding company; and Chairman of Cedar Creek
Bancshares, Inc., a bank holding company. Additionally, he is a director of Texas Capital Bancshares, Inc., a bank holding company, Lone Star
Technologies, Inc., a diversified company engaged in the manufacture of tubular products, and Pro Parts Xpress, Inc., a wholesale distributor of automotive parts. Mr. Hegi is also Chairman, President and Chief Executive Officer of Kevco, Inc., a publicly held distributor of building products to the manufactured housing and recreational vehicle industries.

RANDALL W. LARRIMORE (52)

Mr. Larrimore was elected to the Board of Directors of the Company and became President and Chief Executive Officer of the Company on May 23, 1997. On
March 6, 2000, Mr. Larrimore was elected to the additional office of Interim Chief Financial Officer. From February 1988 to May 1997, Mr. Larrimore had been President and Chief Executive Officer of MasterBrand Industries, Inc., a manufacturer of leading brands including Master Lock-Registered Trademark-padlocks and Moen-Registered Trademark- faucets, and a subsidiary of Fortune Brands (formerly American Brands). Prior to that time, Mr. Larrimore was President and Chief Executive Officer of Twentieth Century Companies, a manufacturer of plumbing repair parts and a division of Beatrice Foods. Prior thereto, he was Vice President of Marketing for Beatrice Home Specialties, the operating parent of Twentieth Century. Fortune Brands acquired Twentieth Century Companies and other Beatrice Divisions and subsidiaries in 1988. Before joining Beatrice in 1983, Mr. Larrimore was with Richardson-Vicks, McKinsey & Company and then with PepsiCo International. Mr. Larrimore serves as a director of Olin Corporation, a diversified manufacturer of chemicals, metals, and sporting ammunition. He also serves as a director of Evanston Northwestern Healthcare and S.I.F.E., Students in Free Enterprise.

ILENE S. GORDON (46)

Ms. Gordon was elected to the Board of Directors of the Company in January 2000. She currently serves as Senior Vice President of Pechiney Group and President of Pechiney Plastic Packaging, overseeing all aspects of Pechiney's worldwide flexible films and laminations, and plastic bottles activities, including manufacturing, sales and marketing operations. Prior to joining Pechiney in 1999, Ms. Gordon spent 17 years with Tenneco Inc., where she most recently headed the folding-carton business. She currently serves as a director of A.J. Gallagher & Co., an international company in the insurance brokerage and risk management business, and Evanston Northwestern Healthcare.

Your Board unanimously recommends a vote FOR the election of the three persons nominated to serve as Class II directors.

                                OTHER DIRECTORS

The other directors, whose terms will continue after the Annual Meeting, are as follows:

CLASS III DIRECTORS--CONTINUING IN OFFICE UNTIL MAY 2001

ROY W. HALEY (52) was elected to the Board of Directors of the Company in March 1998. Mr. Haley currently serves as Chairman and Chief Executive Officer of WESCO International Inc. ("WESCO"). Prior to joining WESCO in 1994, he served as President and Chief Operating Officer of American General Corporation, one of the nation's largest consumer financial services organizations. Mr. Haley also serves as a director for Cambrex, Corp., Development Dimensions, Inc., and The National Association of Electrical Distribution Education Foundation.

BENSON P. SHAPIRO (57) was elected to the Board of Directors of the Company in November 1997. Professor Shapiro has served on the faculty of Harvard University for 30 years and until July 1997 was THE MALCOLM P. MCNAIR PROFESSOR OF MARKETING at the Harvard Business School. He continues to teach a variety of Harvard's executive programs on a part-time basis and spends much of his time engaged in consulting, public speaking, and writing. He serves as a director of Indus River Networks, Inc., Caswell-Massey Co. LLP and serves on several advisory boards for private companies.

CLASS I DIRECTORS--CONTINUING IN OFFICE UNTIL MAY 2002

DANIEL J. GOOD (60) was elected to the Board of Directors of the Company in 1995. Mr. Good is Chairman of Good Capital Co., Inc. ("Good Capital"), an investment firm in Lake Forest, Illinois and Chairman of COM2001.com, a computer telephony business in San Diego, California. Until June 1995, Mr. Good was Vice Chairman of Golden Cat Corp., the largest producer of cat litter in the United States, and prior thereto he was Managing Director of Merchant Banking of Shearson Lehman Bros. and President of A.G. Becker Paribas, Inc. Mr. Good serves as a director of Tibersoft, Inc. and Mindbuilder Group, Inc. and as an advisory director of AON Risk Services, Inc., and as Chairman of the Advisory Board of Brown Simpson Asset Management LLC.

MAX D. HOPPER (65) was elected to the Board of Directors of the Company in August 1998. In 1995, he founded Max D. Hopper Associates, Inc., a consulting firm specializing in creating benefits from the strategic use of advanced information systems. He is the retired chairman of the SABRE Technology Group and served as Senior Vice President for American Airlines, both units of AMR Corporation. Mr. Hopper currently serves as a director of Gartner Group, Inc., Metrocall, Inc., USDATA Corporation, Inc., Payless Cashways, Inc., Accrue Software, Inc. and Exodus Communications, Inc.

JAMES A. JOHNSON (46) was elected to the Board of Directors of the Company in 1995. Mr. Johnson is a general partner of various Wingate entities, including the indirect general partner of Wingate Partners II, L.P.. From 1980 until he joined Wingate Partners in 1990, Mr. Johnson served as a Principal of Booz-Allen & Hamilton, an international management consulting firm. Mr. Johnson currently serves as a director of Kevco, Inc., a publicly held distributor of building products to the manufactured housing and recreational vehicle industries and Pro Parts Xpress, Inc., a wholesale distributor of automotive parts.

CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board of Directors met ten times during 1999. Each current director, with the exception of Ilene Gordon who joined the Board of Directors in January 2000, attended more than 75% of all of (1) the meetings of the Board of Directors held during 1999 and (2) the meetings held by all committees of the board on which he served (during the periods that he served) during 1999.

The Board of Directors has an Executive Committee, an Audit Committee, a Human Resources Committee and a Governance Committee.

The Executive Committee members are Frederick B. Hegi, Jr. (Chairman), Randall
W. Larrimore and Benson P. Shapiro. The Executive Committee has the authority to act upon most corporate matters that require Board approval, except any of the functions of the Audit Committee or the Human Resources Committee. The Executive Committee did not meet during 1999.

The Audit Committee consists of Roy W. Haley (Chairman), Max D. Hopper, and, since January 18, 2000, Ilene S. Gordon. The Audit Committee met three times during 1999. The functions of the Audit Committee are to: recommend the independent auditors to the Board of Directors; review the scope of the independent auditors' examination; review the compensation of the independent auditors; consider the results of the independent auditors' review of internal accounting controls; discuss matters of concern to the independent auditors; review changes in accounting principles; and review non-auditing services performed for the Company by the independent auditors.

The Human Resources Committee (until November 16, 1999 known as the Compensation Committee) met seven times during 1999 and consisted of James A. Johnson (Chairman), Roy W. Haley, and Benson P. Shapiro. The Human Resources Committee fulfills the functions of the formerly named Compensation Committee in that it reviews and makes recommendations upon proposals by management as to compensation, bonuses, employment agreements and other benefits, and policies respecting such matters, for the officers of the Company and its subsidiaries. On February 23, 2000, Benson P. Shapiro resigned from the Human Resources Committee and Ilene S. Gordon was elected. The members of the Human Resources Committee also serve as the Committee for the Company's Management Equity Plan and Management Incentive Plan.

The Governance Committee consists of Daniel J. Good (Chairman), Frederick B. Hegi, Jr., Benson P. Shapiro, and Randall W. Larrimore and Susan Maloney Meyer, EX OFFICIO. The Governance Committee met five times in 1999. This Committee sets the principles for and oversees the governance of the company, including the evaluation of management and the Board of Directors. It also serves as the Nominating Committee of the Board of Directors.

Directors who are not employees are entitled to fees for their services as directors. The fees include a retainer of $25,000 per year and a fee of $1,000 for each Board or Committee meeting attended. (If a Committee meeting is held on the same day as a Board meeting, or if held by telephone, a $500 fee is paid for attendance.) Committee Chairs are entitled to a fee of $1,500 ($750 if held on the same day as a Board meeting) for each Committee meeting attended. Board members are reimbursed for reasonable expenses incurred in connection with meetings. Pursuant to the Nonemployee Directors' Deferred Stock Compensation Plan ("Directors' Plan"), nonemployee directors may defer their fees. Fees deferred are credited to the director's Stock Unit Account under the Directors' Plan based on the fair market value of the Common Stock on the day of the deferral. Each Stock Unit will give the director the right to one share of Common Stock when the Stock Unit

Account is distributed. Ordinarily, distribution of the Stock Unit Account will begin after the director no longer serves. Distribution may either be in a lump sum or in substantially equal installments over a period of not more than five years, as the director has directed.

Additionally, the Company has granted options for 30,000 shares to each nonemployee director. The Company expects to continue this practice at three-year intervals. The options vest at the rate of 20% per year with the possibility of acceleration based on stock performance.

                                 THE PROPOSALS

PROPOSAL TO APPROVE THE 2000 MANAGEMENT EQUITY PLAN

The Board of Directors has adopted the 2000 Management Equity Plan (the "2000 MEP"), subject to approval by the Stockholders, and submits to the Stockholders a proposal to approve the 2000 MEP.

The 2000 MEP (attached hereto as Appendix A) provides for the issuance of shares of Common Stock through the exercise of options, to key employees and to directors of the Company or its subsidiaries or other affiliates. Approximately 200 employees and all directors would be eligible to participate in the 2000 MEP.

The number of shares of Common Stock which currently could be issued upon exercise of options which could be granted under the existing Management Equity Plan assuming all outstanding options are exercised is only 786,427. Therefore, the Board of Directors approved the 2000 MEP, subject to approval by the Stockholders of the Company, anticipating the need for additional options in connection with (1) the expected recruitment and hiring of additional management personnel, (2) the recruitment of additional or replacement directors, and
(3) the need to provide additional incentives to current employees.

DESCRIPTION OF THE 2000 MEP

The 2000 MEP provides for the issuance of up to 3,700,000 shares of Common Stock through the exercise of options. Shares of Common Stock with respect to no longer outstanding options (because of forfeiture, cancellation or otherwise) and shares of Common Stock with respect to options used to satisfy minimum statutory tax withholding obligations upon the exercise of options do not deplete the number of shares of Common Stock reserved for issuance upon the exercise of options. In addition, to the extent shares of Common Stock are tendered (other than through cashless exercise through a broker) to satisfy the option exercise price, only the net additional shares of Common Stock delivered to the optionee are counted against the number of shares of Common Stock available for issuance under the 2000 MEP. The maximum number of shares of Common Stock for which options may be granted in any year to any individual is 800,000. No options have yet been granted under the 2000 MEP and the number of options which will be granted to particular participants is not yet determinable.

The Board of Directors may at any time amend or terminate the 2000 MEP, without the approval of the Stockholders, except that no such action by the Board of Directors may adversely affect any option previously granted without the consent of the optionee.

The number of shares of Common Stock available for issuance under the 2000 MEP, the number of shares of Common Stock subject to outstanding options and the exercise price per share are subject to adjustment in the event of certain stock dividends, recapitalizations or other similar changes affecting the number of outstanding shares of Common Stock. Either authorized and unissued shares or issued shares held in the Company's treasury may be used to fulfill options granted under the 2000 MEP. The Human Resources Committee or any successor entity has the right in a merger, reorganization or other extraordinary transaction to provide for the continuation of the options or other equitable adjustments.

The purpose of the 2000 MEP is to attract and retain outstanding individuals as key employees and directors and to provide incentives for such key employees and directors to achieve the objectives and promote the business success of the Company by providing to such individuals opportunities to acquire shares of Common Stock through the exercise of options and thereby provide such individuals with a greater proprietary interest in and closer identity with the Company and its financial success.

ADMINISTRATION

The 2000 MEP will be administered by the Human Resources Committee, the Board of Directors or such other committee appointed by the Board of Directors ("Committee"). The Board of Directors has designated the Human Resources Committee as the Committee under the 2000 MEP.

Subject to the provisions of the 2000 MEP, the Human Resources Committee determines the optionees, whether the option will be an ISO (as defined below) or a nonqualified stock option, option exercise prices, dates of option grants, number of options, option duration, method of exercise, vesting periods and conditions, and conditions on transfers of non-qualified stock options. In addition, the Human Resources Committee is authorized to interpret the 2000 MEP, to adopt rules relating thereto, to determine the terms and provisions of the participants' options, and procedures for exercise of options (which need not be identical for all participants).

GRANT OF OPTIONS

Options may be granted under the 2000 MEP to such eligible employees or directors as may from time to time be determined by the Human Resources Committee. Options may be granted either as Incentive Stock Options ("ISOs"), that is options which qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("the Code") or as nonqualified stock options. Nonemployee directors are eligible to receive only nonqualified stock options. There are additional limitations on the grant of ISOs. The exercise price of each option granted under the 2000 MEP is set by the Human Resources Committee, and will not be less than 100% of the fair market value of the applicable share of Common Stock on the date of grant. As of March 16, 2000, the price of a share of Common Stock was $30.125.

EXERCISE OF OPTIONS

Options granted under the 2000 MEP are exercisable at such times and/or in such number of cumulative installments as the Human Resources Committee may establish. Options will expire at such times, and on such conditions as the Human Resources Committee shall determine at the time of grant, but in any event no option may be exercised more than 10 years following the date of grant.

Upon a Change in Control, all outstanding options become immediately exercisable. Change of Control is defined generally to include: (1) acquisition of 30% of the voting shares of the Company; (2) change in at least 50% of the Board in any two year period unless the new directors are approved by more than 50% of the old directors; (3) a merger, reorganization or liquidation unless: (i) persons before such event own more than 50% of the voting shares after the event in substantially the same proportions as before the event; (ii) Board members before the event constitute more than 50% of the Board members after the event; and (iii) no person who did not own 30% before the event owns 30% of the voting shares after the event; or (4) a sale of substantially all the assets. However, if the incumbent Human Resources Committee in good faith determines that an event which would otherwise constitute a Change of Control is not a change of effective control of the Company, there is no Change of Control for purposes of the 2000 MEP and the outstanding options do not become immediately exercisable.

Options may be exercised by delivering written notice to the Treasurer of the Company accompanied by payment for the shares being purchased. Payment may be made in cash or in shares of Common Stock held at least six months, or, "cashless exercise," or such other means determined by the Human Resources Committee. To satisfy minimum statutory withholding tax obligations, shares of Common Stock may be withheld or delivered.

FEDERAL INCOME TAX ASPECTS

INCENTIVE STOCK OPTIONS

Neither the grant nor lapse of an ISO is a taxable event to either the Company or the optionee. Under the Code, if the optionee holds the shares of Common Stock acquired upon exercise of the option for more than one year after transfer of the shares of Common Stock to the optionee and more than two years from the date of the grant of the option, and if certain other conditions are met:
(a) no regular income tax is imposed on the optionee at the time of exercise of the option; (b) the difference between the option exercise price and the amount realized upon disposition of the shares of Common Stock is treated as long-term capital gain or loss; and (c) the Company is not allowed an income tax deduction in connection with the grant or exercise of the option. In addition, depending on the optionee's overall tax situation, the optionee may be subject to the alternative minimum tax at the applicable rate, on the amount which would be realized as compensation pursuant to the rules applicable to nonqualified options, discussed immediately below. If the one year/two year holding period requirements discussed above are not met, then, generally, taxable income will result in an amount equal to the excess, at the time of exercise, of the value of the shares of Common Stock over the exercise price. This amount will be includable as ordinary income to the optionee and is deductible by the Company at the time of the disposition.

NONQUALIFIED OPTIONS

A participant who receives an option under the 2000 MEP is not in receipt of taxable income upon the grant thereof, but will realize ordinary income upon exercise equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise.

The Company is entitled to a corresponding deduction in the taxable year during which the optionee realizes compensation income. The Company will comply with the obligations imposed upon it under applicable tax withholding laws, if any, with respect to options granted, and is entitled to do anything to effectuate such compliance, including, without limitation, withholding from the optionee at the time of exercise a number of shares of Common Stock to be issued upon exercise to meet the minimum statutory tax withholding obligation.

RESTRICTIONS ON RESALE OF SHARES

Shares of Common Stock acquired under the Plan, upon exercise of options, will be subject to any condition restricting transfer then required by state or federal securities laws. The Human Resources Committee may impose additional restrictions on resale or disposition of such shares.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2000 MANAGEMENT EQUITY PLAN.

PROPOSAL TO APPROVE THE MANAGEMENT INCENTIVE PLAN

The Board of Directors has adopted the Management Incentive Plan (the "MIP") effective as of January 1, 2000, subject to approval by the Stockholders, and submits to the Stockholders a proposal to approve the MIP.

The MIP (attached hereto as Appendix B) provides annual incentive compensation opportunities to key employees other than those who participate in a sales incentive, commission arrangement or who are currently receiving consulting payments from the Company. Approximately 200 employees are eligible to participate in the MIP.

Under the MIP, the Human Resources Committee determines the performance levels for target incentive awards as well as maximum and minimum incentive awards and may change the criteria from time to time. The Company performance levels are currently expected to be based on earnings per share with regional, area or division performance levels based on earnings before interest and taxes and certain manager awards to include safety goal performance as one measure of performance.

The Human Resources Committee determines the participation, the target incentive awards and final awards for officers of United Stationers Inc. and presidents of subsidiaries of United Stationers Supply Co. The Chief Executive Officer of United Stationers Supply Co. determines the participation, target incentive awards and final awards for other employees. Target incentive awards are expressed as a percentage of base salary. Final awards are determined based on a review of the performance levels against performance goals and adjustments to award amounts may be made prior to year end based on Company performance results and individual participant performance. The MIP specifically prohibits upward adjustment of the final awards to those reasonably likely to be among the five highest paid named executive officers and limits their maximum award to 200% of the target incentive award. The maximum dollar amount payable as an award to a named executive officer is $2,000,000. The Board of Directors has the authority to change the committee or person determining the participation, target incentive awards and final awards.

Bonuses earned under the MIP are payable in cash following the end of the year but are a liability of the Company as of the end of the year. The MIP specifically provides for a prorated award on behalf of a participant who dies during the year but makes it discretionary as to whether to grant an award and the amount of any such award to anyone who terminates employment during the year for a reason other than cause or death.

If the MIP terminates upon or after a Change of Control (as defined under the 2000 MEP) during a year in which the Change of Control occurs, participants are entitled to their full target incentive award for such year.

The Company, without Stockholder approval, may amend or terminate the MIP at any time but would need the consent of a participant to an amendment or termination if such amendment or termination would reduce the participant's award after the end of the year or change potential participant rights with respect to a Change of Control.

The benefits to be paid under the MIP are not yet determinable. The following chart sets forth the amounts paid under the performance measures of the prior Management Incentive Plan for the 1999 year.

                                 PLAN BENEFITS

NAME AND POSITION                                     1999 AWARDS UNDER MIP ($)
-----------------                                     -------------------------
Randall W. Larrimore................................            511,056
Steven R. Schwarz...................................            237,783
Daniel H. Bushell (1)...............................            237,783
Ergin Uskup.........................................            101,738
Tom Helton..........................................            121,318
Executive Group.....................................          1,437,666
Non-Executive Director Group........................                  0
All Employees.......................................          6,066,781

------------------------

(1) Mr. Bushell resigned as an officer of the Company on March 4, 2000.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MANAGEMENT INCENTIVE PLAN.

                             EXECUTIVE COMPENSATION

The table and notes below show the compensation paid to the Chief Executive Officer of the Company during 1999 and the four other highest-paid officers of the Company who were serving as executive officers on December 31, 1999.

SUMMARY COMPENSATION TABLE

                                                Annual Compensation                Long-term Compensation
                            Fiscal                                          Other
                             Year                                Special    Annual                   All other
Name and                    Ended          Salary      Bonus      Bonus     compensation  Options    compensation
  Principal position        12/31          ($)(1)     ($)(2)     ($)(3)     ($)(4)          (#)       ($)(5)

Randall W. Larrimore......    1999(6)      540,000    511,056                             150,000       22,520
PRESIDENT AND CHIEF           1998         506,667    608,000                              70,000       23,971
EXECUTIVE OFFICER             1997         300,173    356,400                             500,000       23,080

Steven R. Schwarz(7)......    1999         335,000    237,783     65,000                   70,000    5,403 4,027
EXECUTIVE VICE PRESIDENT      1998         275,000    247,950     65,000                   30,000        3,431
AND PRESIDENT, SUPPLY         1997         265,000    238,500
DIVISION

Daniel H. Bushell(8)......    1999         335,000    237,783     65,000                   60,000    4,813 4,236
EXECUTIVE VICE PRESIDENT,     1998         275,500    247,950     65,000                   30,000        4,682
CHIEF DEVELOPMENT OFFICER     1997         265,000    238,500
AND CHIEF FINANCIAL
OFFICER

Ergin Uskup...............    1999         215,000    101,738     32,500                   20,000    10,121 9,029
VICE PRESIDENT, MANAGEMENT    1998         205,500    123,300     32,500                   12,000       10,733
INFORMATION SYSTEMS AND       1997         197,500    118,500
CHIEF INFORMATION OFFICER

Tom Helton (9)............    1999         212,000    121,318                              20,000    5,415 4,523
VICE PRESIDENT, HUMAN         1998         183,333    110,000                              62,000
RESOURCES                     1997(10)

------------------------

 (1) Includes compensation amounts earned during the fiscal year but deferred pursuant to Section 401(k) of the Code under the Company's 401(k) Savings Plan.

 (2) Bonus earned in during the year indicated but paid in the next.

 (3) Special Bonus Plan. In December 1996, the Board of Directors adopted a Special Bonus Plan to encourage and reward key management participants for creating the operational foundation that would result in a public offering of the Company's stock. The public stock offering occurred on October 10, 1997. Specified cash awards were to be paid on the first and second anniversaries of the public stock offering to participants who were full-time employees of the

     Company at the time the awards were paid. In 1999 under the Plan, Messrs. Bushell and Schwarz each received $65,000, and Mr. Uskup received $32,500 respectively, which represented the final payments due under the Special Bonus Plan.

 (4) No amounts of "Other annual compensation" were paid to any named executive officer except for perquisites and other personal benefits, which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual's salary plus bonus.

 (5) Includes:

    (a) Company contributions to the Company's 401(k) Savings Plan for 1999 for Mr. Larrimore ($2,500), Mr. Bushell ($2,500), Mr. Schwarz ($2,500),
       Mr. Helton ($2,500) and Mr. Uskup ($2,500);

    (b) Premiums paid during 1999 for Split Dollar Life, Group Life and Accidental Death insurance policies for Mr. Larrimore ($6,539);
       Mr. Bushell ($2,313); Mr. Schwarz ($2,903); Mr. Helton, ($2,915) and
       Mr. Uskup ($7,621); and for disability insurance for Mr. Larrimore ($13,481).

 (6) Mr. Larrimore became President and Chief Executive Officer on May 23, 1997.

 (7) Title of President, Supply Division as of January 1, 1999.

 (8) Title of Chief Development Officer as of January 1, 1999. Mr. Bushell resigned as an officer of the Company on March 4, 2000.

 (9) Mr. Helton became Vice President, Human Resources on January 28, 1998.

(10) Not employed by, or an officer of, the Company during the year indicated.

STOCK OPTIONS

The United Stationers Inc. Management Equity Plan allows grants of stock options and other rights relating to common stock. Grants may be made to nonemployee directors and to key management employees.

The following two tables provide information on stock options granted by the Company to the executive officers named in the Summary Compensation table during the 1999 fiscal year. No such executive officers exercised stock options during the 1999 fiscal year.

                     OPTION GRANTS DURING LAST FISCAL YEAR

                                                                                            Potential Realizable Value
                                                                                              at Assumed Annual Rates
                                                                                                  of Stock Price
                                            Percent of Total                                  Appreciation for Option
                               Options      Options Granted     Exercise or                         Term($)(1)
                               Granted      to Employees in    Base Price ($   Expiration   ---------------------------
           NAME             (# of Shares)     Fiscal Year       Per Share)        Date           5%            10%
--------------------------  -------------   ----------------   -------------   ----------   ------------   ------------
Randall W. Larrimore......      50,000            3.9%         22.000 23.375     6/30/09       691,784      1,753,117
                               100,000            7.7%                           2/11/09     1,470,041      3,725,373

Steven R. Schwarz.........  30,000 40,000         2.3%         22.000 23.375     6/30/09       415,070      1,051,870
                                                  3.1%                           2/11/09       588,016      1,490,149

Daniel H. Bushell(2)......  20,000 40,000         1.6%         22.000 23.375     6/30/09       276,714        701,247
                                                  3.1%                           2/11/09       588,016      1,490,149

Ergin Uskup...............  6,000 14,000          0.5%         22.000 23.375     6/30/09        83,014        210,374
                                                  1.1%                           2/11/09       205,806        521,552

Tom Helton................  8,000 12,000          0.6%         22.000 23.375     6/30/09       110,685        280,499
                                                  0.9%                           2/11/09       176,405        447,045

------------------------

(1) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules of the Securities and Exchange Commission. Those amounts are not intended to forecast future appreciation, if any, in the price of the shares. The actual value of the options will vary in accordance with the market price of the shares.

(2) Mr. Bushell resigned as an officer of the Company on March 4, 2000.

                         FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                      YEAR END                 FISCAL YEAR END (1)
                                             ---------------------------   ---------------------------
                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                                             (#)            (#)            ($)            ($)
----                                         -----------   -------------   -----------   -------------
Randall W. Larrimore.......................    214,000        506,000       3,622,518      6,462,122
Steven R. Schwarz..........................      6,000         94,000          31,122        528,828
Daniel H. Bushell (2)......................    176,000         84,000       3,452,287        463,208
Ergin Uskup................................      2,400         29,600          12,449        161,785
Tom Helton.................................     12,400         69,600          55,019        334,815

------------------------

(1) The values given are based on the closing price of the Shares on December 31, 1999, which was $28.562, less the applicable exercise price, before payment of applicable taxes.

(2) Mr. Bushell resigned as an officer of the Company on March 4, 2000.

EMPLOYMENT CONTRACTS

LARRIMORE EMPLOYMENT CONTRACT. Randall W. Larrimore entered into an Employment Contract with the Company as of May 23, 1997 to serve as President and Chief Executive Officer. Pursuant to the contract agreement, Mr. Larrimore's employment began May 23, 1997 and continues until Mr. Larrimore or the Company notifies the other party. If Mr. Larrimore notifies the Company, the term of employment ends 90 days after such notification, and if the Company notifies Mr. Larrimore, the term of employment ends two years after such notification. The term of employment also may be terminated earlier under certain circumstances.

The contract agreement provides for an annual base salary of at least $495,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The contract agreement also provides for a supplemental pension benefit that will provide Mr. Larrimore with an amount equivalent to five additional credited years of service under the Company's pension plan.

If Mr. Larrimore's employment is terminated by the Company (other than for Cause, as defined in the contract) without the specified notice, or by Mr. Larrimore for Good Reason (as defined in the contract) he will be entitled to specified benefits plus his salary and bonuses earned to the date of termination plus an amount equal to two times his base pay plus bonuses, and his stock options will continue to be or become exercisable during the 24 months following such termination. If his employment terminates due to his death or disability, he, or his beneficiary, will receive an amount equal to his annual salary plus bonus, his unexercisable options will be forfeited, and his exercisable options will remain exercisable for up to one year following such termination. If there is a change in control, all stock options held by Mr. Larrimore will become exercisable.

OTHER EXECUTIVE EMPLOYMENT CONTRACTS. The Company entered into a Employment Contract effective as of June 1, 1997 with Mr. Schwarz. The term of employment began on June 1, 1997 and continues until Mr. Schwarz or the Company notifies the other party. If Mr. Schwarz notifies the Company, the term of employment ends 90 days after such notification, and if the Company notifies Mr. Schwarz, the term of employment ends two years after such notification. The term of employment may also be terminated earlier by either Mr. Schwarz or the Company. The contract provides for an annual base salary of at least $265,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company.

If Mr. Schwarz's employment is terminated by the Company (other than for Cause, as defined in the contract) without the specified notice, or by the executive for Good Reason (as defined in the contract), he will be entitled to a severance amount (subject to mitigation) equal to the sum of his base salary and bonuses for the months remaining in the term of employment (or which would have been remaining if the Company had given notice on the termination date) payable over the severance period. If his employment terminates due to his death or disability, he, or his beneficiary, will receive an amount equal to the sum of his annual salary and his previous year's bonuses, payable over a 12-month period.

Effective as of February 1, 1998, the Company entered into an Employment Contract with Mr. Helton. The term of employment automatically renews for one year periods unless specified notice is provided. The Contract provides for an annual base salary of at least $200,000 plus participation in the bonus, stock option, and other benefit plans generally available to executive officers of the Company. If Mr. Helton is terminated by the Company (other than for Cause as defined in the Contract) without the specified notice, or by Mr. Helton for Good Reason (as defined in the Contract), he will be entitled to a severance amount equal to the unpaid portion of his base salary for the remainder of the contract year, not to exceed twelve (12) months and a severance amount equal to his base salary and the prior year's bonus payable over a 12-month period. If his employment terminates due to his death or disability, he, or his beneficiary, will receive an amount equal to the sum of his base salary and his previous year's bonus and his spouse and dependent children will be entitled to health coverage for the remainder of his spouse's life.

Ergin Uskup has an Employment Contract dated as of February 13, 1995. Upon termination, Mr. Uskup will be entitled to specified benefits and a severance payment equal to one year's salary, payable in 12 monthly installments.

The Company has a severance program for officers of the Company or its subsidiaries who do not have employment contracts. The severance program provides a severance payment of one year's base salary if an officer is terminated without cause.

Mr. Bushell resigned as an officer of the Company on March 4, 2000. He had an Employment Contract substanially the same as that of Mr. Schwarz. The Company and Mr. Bushell are currently negotiating a separation contract. Mr. Bushell and the Company have agreed that, in the event that they cannot reach an agreement by a date certain, he will be entitled to severance (subject to mitigation) over a two-year period ("Severance Period") in the amount of two times the sum of his 2000 base salary plus 1999 bonus and specified benefits through the Severance Period.

PENSION PLANS

United Stationers Supply Co. maintains noncontributory pension plans covering substantially all employees. Employees who are at least 21 years old are eligible to participate after twelve months of employment. The Pension Plan provides a benefit at age 65 equal to 1% percent of an employee's career-average annual compensation, multiplied by the number of years of credited service up to a maximum of 40 years. However, an employee's annual compensation for each year of service prior to September 1989 is deemed to be the compensation earned by such employee during the twelve months ending on August 31, 1989. Employees' pension rights fully vest after five years of service. These benefits are in addition to normal Social Security retirement benefits. Alternative benefit options of early retirement, joint and survivor annuity, and disability are also available. All such options are of actuarially equivalent value to the basic pension. The normal retirement age under this plan is 65. The Pension Plan contribution accrued for the fiscal year ended August 31, 1999 was $1,855,024.

The Company's operating subsidiary also maintains a number of retirement benefit plans for its employees who are covered under collective bargaining contracts.

The following table shows the annual retirement benefits that would be payable at normal retirement (age 65) under the Pension Plan to the executive officers individually named in the

Summary Compensation Table on page 14. (The benefits are calculated on the basis of estimated years of service at retirement age and current levels of compensation, assuming 5.5% compounded annual increases):

                                                       ESTIMATED ANNUAL PENSION
NAME OF PARTICIPANT                                       AT RETIREMENT ($)
-------------------                                    ------------------------
Randall W. Larrimore.................................           32,372
Steven R. Schwarz....................................           79,318
Daniel H. Bushell (1)................................           50,676
Ergin Uskup..........................................           14,084
Tom Helton...........................................           32,980

As of December 31, 1999, the credited years of service under the Pension Plan for the persons named were: Mr. Larrimore, 3 years; Mr. Schwarz, 21 years; Mr. Bushell, 5 years; Mr. Helton, 2 years; and Mr. Uskup, 6 years.

The Company's contributions to the Pension Plan are not allocated to the accounts of the individual participants.

(1) Mr. Bushell resigned as an officer of the Company on March 4, 2000.

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

The Human Resources Committee of the Board of Directors, formerly known as the Compensation Committee, is appointed by the Board of Directors (the "Board") from its membership. As related to executive compensation, the Human Resources Committee recommends to the Board annual competitive base compensation structures and determines appropriate bonus criteria and stock option grants to officers under the Company's Management Incentive Plan and Management Equity Plan.

PHILOSOPHY

The Human Resources Committee is guided by the following principles on executive compensation:

    - Compensation programs are designed to provide average base salaries and better-than-average annual incentives and other rewards when the Company's maximum objectives are met or exceeded.

    - Participants are informed about the possible rewards and what they must do to earn them.

    - Compensation programs are designed to align long-term compensation with the interests of stockholders.

COMPONENTS OF OVERALL COMPENSATION

The Human Resources Committee considers several factors when determining compensation of executives.

    - Company Performance--The Human Resources Committee sets, in conjunction with the Board, annual earnings targets, which are used in determining the level of incentive awards.

    - Competitive Practice--The Human Resources Committee has engaged an independent consulting firm to advise it and provide information regarding competitive executive compensation practices. This data is abstracted from general industry survey sources and from proxy statements of publicly traded organizations. In 1999, a group of companies (consisting of wholesalers and distributors and service and manufacturing firms) was examined for this purpose. These are companies for which data was available to the consultant and which were felt to be representative competitors of the Company for executive talent. This group is not the same peer group used for the Stock Performance Graph and is subject to change in future years if information about any company included in a group is not available, if it is determined that any companies are no longer competitors for executive talent, or if different organizations are determined to be competitors.

    - The Human Resources Committee considers the data provided by the consultant in determining the executive pay package, in particular base salary, incentive bonus, and long-term stock-based compensation. The Human Resources Committee's philosophy is to set conservative base salaries and benefits at or near the median of similarly-sized comparator companies, while providing performance-based variable compensation to allow total compensation to fluctuate according to the Company's financial performance. Long-term incentive awards are stock-based (i.e., stock options) to emphasize long-term stock price appreciation. In 1999, total compensation of the executive officers, including the Chief Executive Officer, was targeted between the 50(th) and 75(th) percentile of the comparator group. Total compensation would reach this level only if the Company met its performance targets.

There are three basic components of the Company's compensation program: base salary, short-term awards through bonus plans, and long-term incentives through stock options.

BASE SALARY

A competitive base salary is essential. A salary range for positions is developed based on average base pay for similar positions at comparative companies described above under Competitive Practice. The salaries of executives are reviewed annually against these ranges with adjustments in base compensation normally becoming effective on January 1.

The Committee generally considers levels of responsibility, performance, internal equity, and competitive base compensation practices when determining salary adjustments.

The CEO's base salary is determined based on the above principles.
Mr. Larrimore's base salary was increased from $515,000 to $540,000 effective January 1, 1999, a salary the Committee believed appropriate to retain an executive of Mr. Larrimore's experience and abilities and to reflect the Company's performance (including a substantial increase in EPS) over the previous year. Other executive officers generally received a merit base salary increase of approximately 5% while some officers received a greater percentage increase based on promotions and market adjustments.

BONUS PLANS

The Company's Management Incentive Plan provides annual incentive compensation opportunities to executives based on the Company's achieving performance goals established by the Committee. Target bonuses are established as a percentage of base salary. For 1999, the target bonuses for Mr. Larrimore, executive vice presidents and other executive officers were 80%, 60% and 40%, respectively, of base salary. Bonuses are awarded under a formula based on percentage attainment of targets set annually. The incentive awards for 1999 were based primarily on the earnings performance of the Company. The target level for 1999 was set at a 15% increase in earnings per share (EPS) over the EPS for 1998. If the Company failed to produce minimum targeted results (at least a 10% increase in EPS), no bonuses would have been paid. Since the Company produced over an 18% increase in EPS for 1999, bonuses of 118.3% of the target bonuses were paid.
Mr. Larrimore's 1999 bonus was $511,056.

In December 1996, a Special Bonus Plan was adopted by the Board for key members of the United Stationers management team. The performance standards set forth in the Special Bonus Plan were met as the result of the Company's public offering on October 10, 1997. The second half of the specified awards was made on October 10, 1999 to individuals who were regular full-time employees of the Company on that date. Mr. Larrimore did not participate in the Special Bonus Plan since he was not employed by the Company in 1996.

LONG-TERM INCENTIVE COMPENSATION

Stock options are an important part of the Company's compensation program. The Human Resources Committee believes that a significant amount of executive compensation should be dependent on value created for stockholders. With options, management gains only when stockholders gain--when the Company's Common Stock value goes up.

As a general rule, the Human Resources Committee considers the level of job responsibility and the participant's contribution and potential positive impact on the Company's performance in arriving at the number of shares to be granted under the Management Equity Plan.

The Human Resources Committee made option grants with an exercise price equal to fair market value on the date of grant to officers in February and June of 1999. The Human Resources Committee had traditionally granted options in January or February of each year and decided to shift the cycle for awarding annual grants from January or February to the summer. To transition from the early year to summer grant date, a smaller option grant was made in June. In the future, the Human Resources Committee expects to consider awarding option grants each summer rather than at the beginning of the year. In 1999, options were granted to Mr. Larrimore for 100,000 shares with an exercise price of $23.375 and for 50,000 shares with an exercise price of $22.00. The other executive officers in the aggregate were granted options for 135,000 shares with an exercise price of $23.375 and options for 80,500 shares with an exercise price of $22.00. These options vest in 20% annual increments on each anniversary of the grant with acceleration of vesting on the third or fourth anniversary of the grant if the stock price reaches a certain level. Other officers received options with the same vesting terms.

POLICY ON DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Code limits the deductibility of certain compensation paid to the CEO and the four other most highly compensated executives to $1 million annually, unless certain requirements are met. The limit does not apply to performance-based compensation paid under a plan that meets the requirements of the Code.

The Human Resources Committee, currently consisting exclusively of directors who qualify as independent under Section 162(m), determined matters involving performance-based compensation in connection with the Chief Executive Officer and the other four most highly compensated officers.

The Company intends to use performance-based compensation to minimize the effect of the limits imposed by Section 162(m) to the extent that compliance with Code requirements does not conflict with the Company's compensation strategy.

Respectfully submitted:
HUMAN RESOURCES COMMITTEE

James A. Johnson, Chairman
Roy W. Haley, Member
Benson P. Shapiro, Member (through February 23, 2000)

STOCK PERFORMANCE GRAPH

The following graph compares the performance of our Common Stock over a five-year period with (1) the total returns of the NASDAQ Stock market (U.S. Companies) and (2) a peer group comprised of companies included within Value Line's Office Equipment Industry. The graph assumes $100 was invested on December 31, 1994 in the Company's Common Stock and in each of the indices and assumes reinvestment of all dividends.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
      UNITED STATIONERS (USTR), NASDAQ* AND VALUE LINE PEER GROUP** INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/99)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                    1994       1995       1996       1997       1998       1999
                                                  --------   --------   --------   --------   --------   --------
United Stationers (USTR)........................   100.00     421.90     296.47     731.68     790.59     868.53
*NASDAQ (U.S. Companies)........................   100.00     141.33     173.89     213.07     300.25     542.43
**Value Line Office Equipment...................   100.00     146.39     185.63     265.06     360.30     384.22

Assumes $100 invested at the close of trading 12/94 in United Stationers (USTR) common stock, *NASDAQ (U.S. Companies), and ** Value Line Office Equipment.

FILINGS UNDER SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's Common Stock with the Securities and Exchange Commission. To the Company's knowledge, based solely on Company records, the Company believes that for the year ended December 31, 1999 all Section 16(a) filing requirements applicable to its directors and officers were in compliance.

INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2000. Ernst & Young LLP has served as the Company's independent auditors since March 1995. Ernst & Young LLP are independent certified public accountants with respect to the Company within the meaning of the applicable published rules and regulations of the Securities and Exchange Commission, the pronouncements of the Independence Standards Board, and Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, its interpretations and rulings.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in May 2001, must be received by the Company no later than December 1, 2000 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting. In accordance with the rules and regulations of the Securities and Exchange Commission, the Company's management will have discretionary authority to vote on any proposal raised by a Stockholder of the Company at the 2001 Annual Meeting if such Stockholder fails to notify the Company on or before February 14, 2001.

OTHER MATTERS

Management does not know of any other matter to be presented for action by the stockholders at the Annual Meeting. The persons named in the accompanying proxy will vote such proxy as determined by a majority of the Board of Directors with respect to any other matter not now known which is properly brought before the meeting.

                                    By Order of the Board of Directors

                                    [SIGNATURE]

                                    SUSAN MALONEY MEYER
                                    SECRETARY
                                    Des Plaines, Illinois

                                   APPENDIX A

UNITED STATIONERS INC.
2000 MANAGEMENT EQUITY PLAN

1.  PURPOSE

United Stationers Inc., a Delaware corporation (the "Company"), by means of this Management Equity Plan (the "Plan") desires to attract and retain outstanding individuals as key employees and members of the Board of Directors ("Directors") of United Stationers Inc. (the "Company") and its affiliates (the Company and its affiliates, collectively or individually, "Employer"), and to provide incentives for such key employees and Directors to achieve the objectives and promote the business success of Employer by providing to such individuals opportunities to acquire common shares of the Company ("Shares") through the exercise of stock options and thereby provide such individuals with a greater proprietary interest in and closer identity with Employer and its financial success.

Options granted under this Plan may be either nonqualified stock options or incentive stock options ("Incentive Options"). (Nonqualified stock options and Incentive Options, collectively or individually, "Options"). Options granted under this Plan and designated as Incentive Options by the Committee (as herein defined) are intended to be "incentive stock options" within the meaning of that term in section 422 of the Internal Revenue Code of 1986, as amended ("Code"). To the extent deemed appropriate by the Committee (as herein defined), the provisions of this Plan with respect to Incentive Options and of each Incentive Option granted hereunder shall be interpreted in a manner consistent with that section and all valid regulations issued thereunder. Incentive Options may not be granted under this Plan to Directors, except to those Directors who are also employees of Employer at the time of the Option grant.

2.  ADMINISTRATION

The Plan shall be administered by the Human Resources Committee, or any successor thereto, of the Board of Directors of the Company or by the Board of Directors or by such other committee, as determined by the Board of Directors of the Company (the "Committee"). The Committee shall interpret the Plan and shall prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary, advisable or desirable for the administration of the Plan. Any such action by the Committee shall be final and conclusive on all persons having any interest in the Options or Shares to which such action relates. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

Without limitation on the foregoing, the Committee shall determine, within the limits of the express provisions of this Plan, those key employees and Directors to whom, and the time or times at which, Options shall be granted to such key employees or Directors. The Committee shall determine the number of Shares to be subject to each Option, whether an Option will be a nonqualified stock option or an Incentive Option, the duration and exercise price of each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, whether or not the exercise schedule will be accelerated, the restrictions applicable to each Option, and whether cash, Shares, or other property may be accepted in full or partial payment upon exercise of an Option. In making such determinations, the Committee may take into account the nature of the services rendered by the Participants (as herein defined), their present and potential contributions to the Employer's success and such other factors as the Committee in its discretion shall deem relevant.

The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

3.  SHARES AVAILABLE

Subject to the adjustments provided in Section 6, the maximum aggregate number of Shares which may be delivered for all purposes under the Plan shall be three million seven hundred thousand (3,700,000) Shares. Subject to the adjustments provided in Section 6, the maximum number of Shares available to any one Participant under this Plan through Options granted in any one calendar year is eight hundred thousand (800,000) Shares. Each Option when granted shall state the number of Shares to which it pertains. If, for any reason, any Shares as to which Options have been granted cease to be subject to purchase thereunder, including, without limitation, the expiration of such Option, the termination of such Option prior to exercise or the forfeiture of such Option, such Shares shall thereafter be available for grants to such individual or other individuals under the Plan. To the extent any Shares are not delivered to a Participant because they are used to satisfy the applicable tax withholding obligations, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If the exercise price of any Option is satisfied by tendering Shares (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of the common stock of the Company or issued shares of such common stock held in the Company's treasury.

4.  ELIGIBILITY AND BASIS OF PARTICIPATION

The "Participants" in the Plan will consist of such key employees and Directors of Employer as the Committee in its sole discretion from time to time designates within the limits of the express provisions of this Plan. The Committee's designation of a Participant at any time shall not require the Committee to designate such person at any other time.

5.  GRANTS OF STOCK OPTIONS

The Options granted under this Plan shall be in such number and form and upon such terms and conditions as the Committee shall from time to time determine, subject to the provisions of this Plan, including the following:

    a. OPTION PRICE. The Option exercise price for each Option shall be established by the Committee; provided that the Option exercise price shall in no event be less than 100% of the fair market value of the Shares subject to such Option at the time such Option is granted. In the case of an Incentive Option granted to a Participant who at the time of grant owns (directly or indirectly) shares aggregating more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary corporation (within the meaning of section 424 of the Code) of the Company ("10% Owner"), the Option exercise price shall be at least 110% of such fair market value of the Shares subject to such Incentive Option at the time such Incentive Option is granted.

    b. EXERCISABILITY OF STOCK OPTION. No Option by its terms shall be exercisable after the expiration of ten (10) years from the date of the grant of the Option; provided, however, an Incentive Option granted to a 10% Owner shall not be exercisable after the expiration of five (5) years from the date such Option is granted. Subject to the preceding sentence, each Option granted under this Plan shall be for such period as the Committee shall determine, which period may include, without limitation, early termination of the Option upon the Participant's termination of employment or cessation as a Director. Each Option shall be exercisable in such installments as may be determined by the Committee at the time of the grant.

    c. METHOD OF EXERCISE. Options may be exercised by giving written notice to the Treasurer of the Company, stating the number of Shares with respect to which the Option is being exercised and tendering payment therefor. In the discretion of the Committee, payment for Shares may be made in cash, other Shares (by either actual delivery of Shares or by attestation) held for at least six months or such other period deemed appropriate by the Committee, "cashless exercise" through a third party, a combination of the foregoing, or by any other means which the Committee determines. It shall be a condition to the performance of the Company's obligation to issue or transfer Shares upon exercise of an Option that the person exercising the Option pay, or make provision satisfactory to Employer for the payment of, any taxes which Employer is obligated to collect with respect to the issue or transfer of Shares upon such exercise.

    d. MAXIMUM INCENTIVE OPTION EXERCISE. The aggregate fair market value (determined at the time Incentive Options are granted) of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company, or any parent corporation or subsidiary corporation (within the meaning of section 424 of the Code) thereof, shall not exceed one hundred thousand dollars ($100,000).

    e. LIMITATION FOR INCENTIVE OPTION TREATMENT. To the extent required by law, but subject to any earlier cancellation and termination of the Option as provided in this Plan or the Option, a Participant who ceases to be employed by Employer for any reason other than death or disability shall not have the right to exercise his or her Incentive Options at any time after three (3) months after such cessation of employment and continue to have such Options treated as Incentive Options. To the extent required by law, a Participant who ceases to be employed by Employer because of disability shall have no more than one (1) year after such cessation of employment to exercise his or her Incentive Options and continue to have such Options treated as Incentive Options. To the extent a Director more than three
    (3) months after the Director ceased to be an employee of the Employer exercises Options granted as Incentive Options and to the extent required by law, such Options granted as Incentive Options shall be treated as nonqualified stock options.

    f. LIMIT ON INDIVIDUAL GRANTS. In any calendar year, the maximum number of Shares with respect to which Options may be granted under the Plan to any one Participant is eight hundred thousand (800,000) Shares (subject to adjustment in accordance with Section 6 of the Plan).

Without limitation on the foregoing, the award of any Options may be subject to other provisions (whether or not applicable to the Option awarded to any other Participant) as the Committee, in its sole discretion determines appropriate, including, without limitation, restrictions on resale or other disposition, installment exercise limitations, noncompete restrictions, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements, and undertakings or conditions as to the Participant's employment in addition to those specifically provided for under this Plan.

6.  ADJUSTMENT OF SHARES

    a. CAPITAL ADJUSTMENTS. If the Shares should, as a result of any stock dividend, stock split, other subdivision or combination of Shares, or any reclassification, recapitalization or otherwise, be increased or decreased, the number of Shares covered by each outstanding Option, the Option exercise price under each outstanding Option, and the total number of Shares reserved for issuance under this Plan shall be adjusted as determined by the Committee to reflect such action. Any new Shares or other securities issued with respect to Shares shall be deemed Shares.

    b. SALE OR REORGANIZATION. Subject to Section 7, in the event the Company is merged or consolidated with another entity, or in the event the property or Shares of the Company are acquired by another entity, or in the event of a reorganization or liquidation of Employer, or in the event of any extraordinary transaction, the Committee or the board of directors of any corporation or comparable governing body of any other type of entity, assuming the obligations of the Company hereunder or the Committee, as applicable, shall have the right to provide for the continuation of Options granted under the Plan or for other equitable adjustments as determined by the board of directors of such corporation or comparable governing body of any other type of entity, assuming the obligations of the Company hereunder or the Committee, as applicable (by means, such as, for example, cash payment in an amount equal to the difference between the Share price and the Option price, conversion into other property or securities, or giving written notice to holders of Options that their Options will become immediately exercisable, notwithstanding any waiting period otherwise prescribed by the Committee, as applicable, and that such Options must be exercised within a specified period of days of such notice or they will be terminated).

7.  CHANGE OF CONTROL

Notwithstanding anything herein or in the Option grant to the contrary, upon a Change of Control, all outstanding Options shall become immediately exercisable in full. For the purposes of this Plan, a Change of Control means any one or more of the following:

    a. Any "Person" (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended ("1934 Act") and used in Sections 13(d) and 14(d) thereof, including a "group" within the meaning of Section 13(d)(3)) has or acquires "Beneficial Ownership" (within the meaning of Rule 13d-3 under the 1934 Act) of 30% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that in determining whether a Change of Control has occurred, Voting Securities which are held or acquired by
    (i) the Company or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries shall not constitute a Change of Control. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the issuance of Voting Securities by the Company in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the issuance of Voting Securities by the Company, and after such issuance of Voting Securities by the Company, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person to more than 50% of the Voting Securities of the Company, then a Change of Control shall occur.

    b. At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of more than 50% of the directors then comprising the Incumbent Board, such new director shall, for purposes of this subsection (b), be considered as though such person were a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a "Proxy Contest"), or
    (ii) by reason of any agreement intended to avoid or settle any actual or threatened Election Contest or Proxy Contest.

    c. Consummation of a merger, consolidation or reorganization or approval by the Company's stockholders of a liquidation or dissolution of the Company or the occurrence of a liquidation or dissolution of the Company ("Business Combination"), unless, following such Business Combination:

       (i) the Persons with Beneficial Ownership of the Company, immediately before such Business Combination, have Beneficial Ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Surviving Company") in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;

       (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than 50% of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

       (iii) no Person (other than the Company, any of its subsidiaries or any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Person who immediately prior to such Business Combination had Beneficial Ownership of 30% or more of the then Voting Securities) has Beneficial Ownership of 30% or more of the then combined voting power of the Surviving Company's then outstanding voting securities. Notwithstanding this subsection (iii), a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than 30% of Voting Securities as a result of the issuance of Voting Securities by the Company in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued.

    d. Approval by the Company's stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person (other than a subsidiary of the Company or other entity, the Persons with Beneficial Ownership of which are the same Persons with Beneficial Ownership of the Company and such Beneficial Ownership is in substantially the same proportions), or the occurrence of the same.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition of Voting Securities by the Company, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person, then a Change of Control shall occur.

Notwithstanding anything to the contrary herein, provided the Committee (constituted of members of the Incumbent Board) in good faith determines that an event which would otherwise be a Change of Control is not a change of effective control of the Company, a Change of Control shall not be deemed to have occurred.

8.  LIMITATIONS ON TRANSFERABILITY

No Incentive Option granted to a Participant shall be transferable by the Participant except by will or by the laws of descent and distribution. The Committee in its sole discretion may permit a Participant to transfer Options, other than Incentive Options, subject to any conditions or limitations specified by the Committee including without limitation, classifications or categories of permissible transferees.

9.  LEGAL AND OTHER REQUIREMENTS

Each Option granted under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares issuable or transferable upon the exercise of the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Option, or the issuance, transfer or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company shall not be obligated to sell or issue any Shares in any manner in contravention of the Securities Act of 1933, as amended ("Securities Act"), or any state securities law. No adjustment with respect to any Shares covered by Options other than pursuant to Section 6 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

If a registration statement under the Securities Act, with respect to Shares issuable upon exercise of an Option, is not in effect at the time such Option is exercised, the Company may require, for the sole purpose of complying with the Securities Act, that prior to delivering such common stock to the exercising Participant, such Participant must deliver to the Secretary of the Company a written statement (i) representing and warranting that such Shares are being acquired for investment only and not with a view to the resale or distribution thereof, (ii) acknowledging and confirming that such Shares may not be sold unless registered for sale under the Securities Act or pursuant to an exemption from such registration and (iii) agreeing that the certificates representing such Shares shall bear a legend to the effect of the foregoing.

10. WITHHOLDING TAXES

Employer shall comply with the obligations imposed on Employer under applicable tax withholding laws, if any, with respect to Options granted hereunder, Shares transferred upon exercise thereof, and the disposition of such Shares thereafter, and shall be entitled to do any act or thing to effectuate any such required compliance, including, without limitation, withholding from amounts payable by Employer to a Participant and making demand on a Participant for the amounts required to be withheld. By acceptance of the Option, the Participant will be deemed to (i) agree to reimburse the Employer for any taxes required to be withheld or otherwise deducted with respect to the Participant's exercise of all or any portion of the Option; (ii) authorize the Employer to withhold from any cash compensation paid to the Participant or on the Participant's behalf, an amount sufficient to discharge any taxes imposed on the Employer and which otherwise has not been reimbursed by the Participant with respect to the Participant's exercise of all or any portion of the

Option; and (iii) agree that the Employer, may in its discretion, hold the stock certificate to which the Participant otherwise would be entitled upon exercise of the Option as security for the payment of the aforementioned tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining Shares issuable upon the exercise of the Option having a fair market value on the date of exercise equal to the amount to be withheld.

If the Committee so permits, a Participant, or upon the Participant's death, the Participant's beneficiary, may satisfy, in whole or in part, the obligation to pay Employer any amount required to be withheld under the applicable federal, state and local or foreign tax laws in connection with exercise of an Option under this Plan by: (i) having Employer withhold from the Shares to be acquired upon the exercise of the Option, (ii) delivering to Employer either previously acquired Shares or Shares acquired upon the exercise of the Option which the Participant or beneficiary was unconditionally obligated to deliver to Employer or (iii) any other means which the Committee determines. The fair market value of Shares shall be determined in accordance with procedures established by the Committee. Any amounts required to be withheld in excess of the value of Shares withheld or delivered shall be paid in cash or withheld from other compensation paid by Employer.

11. EFFECT ON EMPLOYMENT, COMPENSATION AND STOCKHOLDER STATUS

Neither the adoption of this Plan nor the grant of any Options, nor ownership of Options or Shares shall be deemed or construed to obligate Employer to continue the employment, appointment or engagement of any Participant for any particular period. The Options and the Shares acquired pursuant to the exercise of such Options are a matter of separate inducement and are not in lieu of any salary or other compensation for services. No Option confers upon any Participant any rights as a stockholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

12. NOTICE OF SALE OF SHARES

A Participant shall provide prompt notice of the disposition of any Shares acquired by the Participant upon exercise of an Incentive Option granted hereunder within two years from the date such Incentive Option was granted or within one year after the transfer of such Shares to the Participant; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in section 422(c)(3) of the Code, shall not be deemed to be such a disposition.

13. INDEMNIFICATION OF COMMITTEE

No member or agent of the Committee shall be personally liable for any action, determination or interpretation made with respect to the Plan and each member of the Committee shall be indemnified by the Company to the fullest extent permitted by Delaware law and the governing instruments of the Company.

14. AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Company may amend or terminate this Plan at any time, but no such action shall reduce the number of Shares subject to the then outstanding Options granted to any Participant or adversely to the Participant change the terms and conditions of outstanding Options without the Participant's consent (or if the Participant is not alive, the consent of the affected beneficiary of the Participant); provided that adjustments pursuant to
Section 6b. shall not be subject to the foregoing limitations of this
Section 15. No Incentive Option may be granted after ten (10) years from the original effective date of adoption of this Plan.

15. EFFECTIVE DATE

Subject to the approval by a vote of the stockholders of the Company by May 10, 2000, the Plan shall become effective as of May 10, 2000 (the "Effective Date"); provided, however, that any Options granted under the Plan prior to its approval by stockholders shall be contingent on such stockholder approval.

                                   APPENDIX B

UNITED STATIONERS INC.
AND SUBSIDIARY COMPANIES

MANAGEMENT INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

    1.1 ESTABLISHMENT OF THE PLAN. United Stationers Inc. herewith establishes as of January 1, 2000 the Management Incentive Plan, an annual incentive compensation plan for key Employees. The Plan shall be known as the "Management Incentive Plan" (herein referred to as the "Plan").

    1.2 PURPOSE. The purpose of the Plan is to motivate and reward Participants for the achievement of operational individual goals.

SECTION 2. DEFINITIONS

    2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

    (a) "Base Salary" shall mean the regular salary, before any salary reduction contributions made to the Company's 401(k) or Section 125 plans or other deferred compensation plans, but not including any awards under this Plan and not including any other bonuses, incentive pay, or special awards, earned by a Participant.

    (b) "Board" shall mean the Board of Directors of United Stationers Inc.

    (c) "Cause" shall mean failure to follow Company directives and policies, insubordination, willful malfeasance, gross negligence, or acts of dishonesty.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (e) "Committee" shall mean (i) the Human Resources Committee with respect to Employees who are reasonably likely to be treated as "covered employees" for the Plan Year under section 162(m) of the Code, officers of United Stationers Inc. and presidents of subsidiaries of United Stationers Supply Co.; (ii) the Chief Executive Officer of United Stationers Supply Co. with respect to Employees who are not reasonably likely to be treated as "covered employees" for the Plan Year under section 162(m) of the Code and who are not officers of United Stationers Inc. or presidents of subsidiaries of United Stationers Supply Co.; or (iii) such other officer, committee or committees appointed by the Board to serve as the administering committee for any group of Employees under the Plan.

    (f) "Company" shall mean United Stationers Inc., a Delaware corporation and its direct and indirect subsidiaries.

    (g) "Employee" shall mean an employee of the Company who is in a position meeting the defined eligibility criteria for participation in the Plan, as stated in Subsection 3.1.

    (h) "Final Award" shall mean the award earned by a Participant based on a comparison of actual year-end results against the performance goals established at the beginning of the Plan Year.

    (i) "Human Resources Committee" shall mean the Human Resources Committee of the Board of Directors of United Stationers Inc.

    (j) "Participant" shall mean an Employee who is approved by the Committee for participation in the Plan for a specified Plan Year.

    (k) "Plan Year" shall mean the Company's fiscal year.

    (l) "Target Incentive Award" shall mean the award to be paid to a Participant for meeting planned performance results. Such Target Incentive Awards shall be expressed as a percentage of a Participant's actual Base Salary on January 1st of the Plan Year, with promotional adjustments or other Base Salary changes that occur during the Plan Year made on a pro-rata basis, using whole months.

    (m) "Top 5 Employees" shall mean Employees who are reasonably likely to be treated as "covered employees" for the Plan Year under section 162(m) of the Code.

    2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

SECTION 3. ELIGIBILITY AND PARTICIPATION

    3.1 ELIGIBILITY. Eligibility for participation in the Plan will be limited to those key Employees who, by the nature and scope of their position, regularly and directly make or influence policy or operating decisions which impact the profitability and earnings results of the Company. However, any Employee participating in a sales incentive, commission arrangement, or who is currently receiving consulting payments pursuant to a consulting agreement shall be excluded from participation in this Plan.

    3.2 PARTICIPATION. Participation in the Plan shall be determined annually by the Committee. Employees approved for participation shall be notified of their selection.

    3.3 PARTIAL PLAN YEAR PARTICIPATION. The Committee may allow an individual who becomes eligible during the Plan Year to participate in the Plan. In such case, the Participant's Final Award shall be prorated based on the number of full months of participation during the pertinent Plan Year.

A participant whose incentive category level is changed during the Plan Year shall be eligible for a bonus based on the number of months spent in each incentive category during the Plan Year. The proration shall be determined by multiplying the Final Award for a full year of participation at each incentive category level by a fraction; the numerator of which shall be the number of months spent at the incentive category level and the denominator of which shall be twelve (12). The Participant's Final Award shall be the sum of the prorated awards calculated for the time spent at each incentive category level, with consideration to changes in Base Salary, when appropriate.

    3.4 NO RIGHT TO PARTICIPATE. Participation by an Employee in a prior year does not provide a right or entitlement to be selected for participation in a current or future Plan Year.

SECTION 4. AWARD DETERMINATION

    4.1 PERFORMANCE GOALS. The Human Resources Committee shall establish for each Plan Year a level of performance at which one hundred percent (100%) of the Target Incentive Award shall be earned. The Human Resources Committee also shall establish a range of performance levels above and below this target performance level at which the maximum and minimum incentive awards shall be earned. The Committee will establish the Target Incentive Awards and their related maximum and minimum award levels for each Participant taking into consideration each Participant's duties and responsibilities. At least initially, the Committee intends to set earnings per share performance criteria for the Top 5 Employees.

    4.2 ADJUSTMENT OF PERFORMANCE TARGETS. The Human Resources Committee shall have the right to adjust the performance goals (either up or down) during the Plan Year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and unduly influenced the Company's ability to meet them. Further, the Human Resources Committee shall have the right to adjust the performance goals and the Final Award amounts in the event of a Plan Year consisting of less than twelve
(12) months.

    4.3 FINAL AWARD DETERMINATIONS. At the end of each Plan Year, the Committee shall review performance against goals and compute Final Awards for each Participant. Participants must be actively employed by the Company on the last day of the Plan Year, except as provided in Subsections 6.1 and 6.3, to receive an award for that Plan Year. Final Award amounts, may be adjusted (either up or down) based on the Committee's assessment of Company performance results and Participant performance. Notwithstanding anything herein to the contrary, the Committee shall not make any adjustments after the last day of the Plan Year with respect to Final Awards for such Plan Year. In addition, notwithstanding anything herein to the contrary, the Committee with respect to the Top 5 Employees may only make adjustments which would reduce Final Awards to the Top 5 Employees and may not make adjustments which would increase Final Awards to the Top 5 Employees.

    4.4 MAXIMUM FINAL AWARD. For any Top 5 Employee, the maximum Final Award for any Plan Year shall not exceed two hundred percent (200%) of the Participant's Target Incentive Award or two million dollars ($2,000,000).

SECTION 5. PAYMENT OF FINAL AWARDS

    5.1 FORM AND TIMING OF PAYMENT. Payment of Final Awards shall be made in cash following the end of the Plan Year as soon as practicable thereafter as the Committee shall determine. The Final Awards shall be a liability of the Company when the Plan Year concludes.

SECTION 6. TERMINATION OF EMPLOYMENT

    6.1 TERMINATION OF EMPLOYMENT DUE TO DEATH. In the event a Participant's employment is terminated by reason of death, the Final Award shall be reduced to reflect participation prior to termination. This reduction shall be determined by multiplying the Final Award for a full year of participation by a fraction; the numerator of which shall be the number of full months of participation through the date of termination and the denominator of which shall be twelve
(12). The prorated Final Award thus determined shall be paid as soon as practicable following the end of the Plan Year.

    6.2 TERMINATION FOR CAUSE. In the event a Participant's employment is terminated for Cause prior to the end of the Plan Year, the Participant shall not be entitled to an award for the Plan Year in which the termination occurs.

    6.3 TERMINATION FOR OTHER THAN CAUSE OR DEATH. In the event a Participant's employment is terminated for reasons other than Cause, a full or prorated Final Award may be paid at the Committee's discretion.

SECTION 7. RIGHTS OF PARTICIPANTS

    7.1 EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate or change a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. Nothing herein contained shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board to change the duties or the character of employment of any employee of the Company or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

    7.2 NONTRANSFERABILITY. No right or interest of any Participant in this Plan shall be assignable or transferable or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 8. ADMINISTRATION

    8.1 ADMINISTRATION. This Plan shall be administered by the Human Resources Committee in accordance with the provisions contained herein.

    8.2 QUESTIONS OF CONSTRUCTION AND INTERPRETATION. The determination of the Human Resources Committee in construing or interpreting this Plan or making any decision with respect to the Plan shall be final, binding, and conclusive upon all persons. The Human Resources Committee's interpretative responsibility shall include any and all definitions in the Plan, including, but not limited to, interpretations of Cause.

    8.3 LIABILITY. The Board, the Human Resources Committee, the Committee, or any other person acting under the direction of either, shall not be liable and shall be held harmless for any act or failure to act hereunder.

SECTION 9. AMENDMENTS

    9.1 AMENDMENTS. United Stationers Inc., in its absolute discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, that no such modification, amendment, suspension, or termination, may without the consent of the Participant (or his beneficiary in the case of death of the Participant) reduce after the end of the Plan Year the right of a Participant (or the Participant's beneficiary as the case may be) to a payment or distribution in accordance with the provisions contained in this Plan or change to the detriment of a Participant any potential rights in that Plan Year pursuant to Section 11 of this Plan.

SECTION 10. REQUIREMENTS OF LAW

    10.1 GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Illinois.

    10.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under this Plan any Federal, state or other taxes required by law to be withheld with respect to such payments.

SECTION 11. MERGER, CONSIDERATION, OR ACQUISITION

    11.1 PAYMENT UPON CHANGE OF CONTROL. If the Plan terminates upon or after a Change of Control of United Stationers Inc. during the Plan Year in which the Change of Control of United Stationers Inc. occurs, a Participant in the Plan for the Plan Year during which a Change of Control occurs shall be entitled to an amount equal to the Participant's Target Incentive Award for such Plan Year. Such amount shall be paid in cash to the Participant after the termination of the Plan.

    11.2 DEFINITION OF CHANGE OF CONTROL. The term "Change of Control" shall mean any one or more of the following events:

(a) Any "Person" (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended ("1934 Act") and used in Sections 13(d) and 14(d) thereof, including a "group" within the meaning of
Section 13(d)(3)) has or acquires "Beneficial Ownership" (within the meaning of Rule 13d-3 under the 1934 Act) of 30% or more of the combined voting power of United Stationers Inc.'s then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that in determining whether a Change of Control has occurred, Voting Securities which are held or acquired by (i) United Stationers Inc. or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by United Stationers Inc. or any of its subsidiaries shall not constitute a Change of Control. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the issuance of Voting Securities by United Stationers Inc. in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the issuance of Voting Securities by United Stationers Inc., and after such issuance of Voting Securities by United Stationers Inc., such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person to more than 50% of the Voting Securities of United Stationers Inc., then a Change of Control shall occur.

(b) At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election by United Stationers Inc.'s stockholders, of any new director was approved by a vote of more than 50% of the directors then comprising the Incumbent Board, such new director shall, for purposes of this Subsection (b), be considered as though such person were a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a "Proxy Contest"), or (ii) by reason of any agreement intended to avoid or settle any actual or threatened Election Contest or Proxy Contest.

(c) Consummation of a merger, consolidation or reorganization or approval by United Stationers Inc.'s stockholders of a liquidation or dissolution of United Stationers Inc. or the occurrence of a liquidation or dissolution of United Stationers Inc. ("Business Combination"), unless, following such Business
Combination:

        (i) the Persons with Beneficial Ownership of United Stationers Inc., immediately before such Business Combination, have Beneficial Ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns United Stationers Inc. or all or substantially all of United Stationers Inc.'s assets either directly or through one or more subsidiaries) (the "Surviving Company") in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;

        (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than 50% of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

        (iii) no Person (other than United Stationers Inc., any of its subsidiaries or any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Person who immediately prior to such Business Combination had Beneficial Ownership of 30% or more of the then Voting Securities) has Beneficial Ownership of 30% or more of the then combined voting power of the Surviving Company's then outstanding voting securities. Notwithstanding this subsection (iii), a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than 30% of Voting Securities as a result of the issuance of Voting Securities by United Stationers Inc. in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued.

(d) Approval by United Stationers Inc.'s stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of United Stationers Inc. to any Person (other than a subsidiary of United Stationers Inc. or other entity, the Persons with Beneficial Ownership of which are the same Persons with Beneficial Ownership of United Stationers Inc. and such Beneficial Ownership is in substantially the same proportions), or the occurrence of the same.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the acquisition of Voting Securities by United Stationers Inc. which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by United Stationers Inc., and after such acquisition of Voting Securities by United Stationers Inc., such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person, then a Change of Control shall occur.

Notwithstanding anything to the contrary herein, provided the Committee (constituted of members of the Incumbent Board) in good faith determines that an event which would otherwise be a Change of Control is not a change of effective control of United Stationers Inc., a Change of Control shall not be deemed to have occurred.

SECTION 12. INDEMNIFICATION

    12.1 INDEMNIFICATION. Each person who is or shall have been a member of the Human Resources Committee, the Committee or the Board or who is or shall have been an Employee of the Company shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with any claim, action, suit, or proceeding to which he may be a party by reason of any action taken or failure to act under the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 13. EXPENSES OF THE PLAN

    13.1 EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

                                   DETACH HERE

                                      PROXY

                              UNITED STATIONERS INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 10, 2000

                   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints KATHLEEN S. DVORAK, STEVEN R. SCHWARZ AND ERGIN USKUP, or any of them, proxies, with full power of substitution, to vote all the shares of common stock of UNITED STATIONERS INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices located at 2200 East Golf Road, Des Plaines, Illinois on Wednesday, May 10, 2000, at 2:00 p.m., central time, and at any adjournment thereof, with all powers the undersigned would possess if present.

     This proxy is to be voted as directed. If no direction is made, this proxy will be voted FOR the election of the director nominees listed on the reverse side, FOR the approval of the 2000 Management Equity Plan and FOR the approval of the Management Incentive Plan, and in their discretion the proxies may vote upon any other business that properly comes before the meeting.

-----------                                                -----------
SEE REVERSE                                                SEE REVERSE
   SIDE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SIDE
-----------                                                -----------

                                   DETACH HERE

    PLEASE MARK
/X/ VOTES AS IN
    THIS EXAMPLE

1. Election of three directors to serve for a three-year term expiring in 2003.
   NOMINEES: (01) Frederick B. Hegl, Jr., (02) Randall Lattimore,
             (03) Ilene S. Gordon

      FOR                                               WITHHELD
      ALL          / /                  / /             FROM ALL
    NOMINEES                                            NOMINEES

/ /
    --------------------------------------
    For all nominees except as noted above

                                    FOR   AGAINST   ABSTAIN
2. Proposal to approve the 2000     / /     / /       / /
   Management Equity Plan.

3. Proposal to approve the
   Management Incentive Plan.      / /     / /       / /

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

Please date and sign as your name appears hereon. Joint owners should all sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.


Signature:                                         Date:
          -----------------------------------      ----------------------------

Signature:                                         Date:
          -----------------------------------      ----------------------------